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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 33-60188 of Educational Development Corporation on Form S-8 of our report dated May 6, 1996, which report is unqualified and includes an explanatory paragraph describing the change in the method of accounting for income taxes in fiscal 1994, appearing in this Annual Report on Form 10-KSB of Educational Development Corporation for the year ended February 29, 1996.




Deloitte & Touche LLP


May 23, 1996
Tulsa, Oklahoma